EXHIBIT 99

FOR RELEASE 6:00 AM ET, April 27, 2017

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com
SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2017 RESULTS
Q1 2017 Diluted Loss Per Share of $0.15 compared to Diluted Earnings Per Share of $0.38 for Q1 2016 and to $0.44 for Q4 2016
MOOREFIELD, WV - April 27, 2017 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported a first quarter 2017 net loss of $1.62 million, or ($0.15) per diluted share, compared to earnings of $4.06 million, or $0.38 per diluted share, reported for the first quarter of 2016 and earnings of $4.71 million, or $0.44 per diluted share, reported for the fourth quarter of 2016. Summit’s first quarter 2017 net loss resulted principally from a legal settlement which reduced its earnings by $0.58 per diluted share.
First Quarter 2017 Significant Highlights:

•
As previously announced, a charge of $9.9 million, or $6.2 million after-tax, was recorded to resolve fully all litigation with the Residential Funding Company, LLC and ResCap Liquidating Trust (collectively, “ResCap”);

•	Total revenues increased 1.5 percent compared to the linked quarter and 11.1 percent compared to the year ago quarter, principally as result of the acquisition of HCB;

•	Net loans, excluding mortgage warehouse lines of credit, grew $40.8 million, or 12.5 percent (on an annualized basis), compared to December 31, 2016;

•
Net interest margin increased 20 basis points compared to the linked quarter and 4 basis points compared to the year-ago quarter, reflecting our improving yields on interest earning assets and relatively stable funding costs;

•	Gains realized on sales of securities declined from $393,000 in Q1 2016 to a loss of $58,000 in Q1 2017;

•	Write-downs of foreclosed properties were $418,000 in Q1 2017 compared to $109,000 during Q1 2016;

•	Merger-related expenses of $109,000 were incurred during Q1 2017, compared to $588,000 in Q4 2016 and $112,000 in Q1 2016.

•
Nonperforming assets as a percentage of total assets declined for the eighteenth consecutive quarter to 2.16 percent compared to 2.22 percent at December 31, 2016, reaching its lowest level since Q2 2008;

•
On April 1, 2017, Summit completed its acquisition of First Century Bankshares, Inc. (“FCB”) and its subsidiary, First Century Bank, headquartered in Bluefield, West Virginia. At March 31, 2017, FCB had approximately $404.8 million in total assets.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “While I was very disappointed recently to report the substantial charge to our first quarter earnings to resolve the ResCap litigation, we believe this settlement was in the best interests of the Company and our shareholders; it eliminates the possibility of any additional exposure relative to this issue and puts it behind us, thus allowing us to direct more resources towards enhancing long-term shareholder value. On a more positive note, Summit achieved another quarter of solid core operating performance highlighted by our improving net interest margin and core loan growth. The former Highland County Bankshares’ banking operations are now fully integrated into Summit, and its impact on our performance is exceeding our expectations. Going forward, our recently closed acquisition of FCB represents another exceptional opportunity. This transaction combines two financially strong banks with similar cultures, core values and exceptional opportunities for operational synergies, as well as a shared commitment to build long-term client relationships by providing service beyond expectations. We converted FCB’s data processing systems and re-identified its branches to that of Summit’s effective April 24, 2017.”
HCB Acquisition
On October 1, 2016, Summit completed its acquisition of Highland County Bankshares, Inc. (“HCB”) and its subsidiary, First & Citizens Bank, headquartered in Monterey, Virginia. Accordingly, HCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s first quarter 2017 results reflect increased levels of average balances, income and expense as compared to its first quarter 2016 results.
At consummation, HCB had total assets of $122.8 million, loans of $60.8 million, and deposits of $106.9 million. Had the HCB acquisition taken place on January 1, 2016, Summit’s pro forma combined total revenues, net income and diluted earnings per share would have approximated $16.0 million, $4.5 million and $0.42, respectively, for the quarter ended March 31, 2016. Summit recognized net accretion income totaling $144,000 in Q1 2017 related to HCB’s loan fair value acquisition accounting adjustments.
Results from Operations
Total revenue for first quarter 2017, consisting of net interest income and noninterest income, increased 11.1 percent to $16.2 million, principally as result of the HCB acquisition, compared to $14.6 million for the first quarter 2016, and was relatively unchanged compared to the linked quarter.
For the first quarter of 2017, net interest income was $13.6 million, an increase of 15.7 percent from the $11.8 million reported in the prior-year first quarter and an increase of $173,000 compared to the linked quarter. The net interest margin for first quarter 2017 was 3.54 percent compared to 3.34 percent for the year-ago quarter, and 3.50 percent for the linked quarter.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for first quarter 2017 was $2.58 million compared to $2.81 million for the comparable period of 2016 and $3.00 million for Q4 2016. Excluding realized securities gains and losses, noninterest income was $2.64 million for first quarter 2017 compared to $2.41 million reported for first quarter 2016 and $2.71 million for the linked quarter.
We recorded a $250,000 provision for loan losses during first quarters 2017 and 2016.
Excluding the impact of the $9.9 million charge to settle the ResCap litigation, noninterest expense for Q1 2017 increased 6.6 percent to $9.12 million compared to $8.55 million for the prior-year first quarter, principally due to the acquisition of HCB; but it declined 2.9 percent compared to the linked quarter’s noninterest expense of $9.39 million due to operational efficiencies achieved relative to the former HCB’s banking operations.
Balance Sheet
At March 31, 2017, total assets were $1.78 billion, an increase of $17.8 million, or 1.0 percent since December 31, 2016. Total loans, net of unearned fees and allowance for loan losses, were $1.29 billion at March 31, 2017, down $14.9 million, or 1.1 percent, from the $1.31 billion reported at year-end 2016. Excluding mortgage warehouse lines of credit, net loans increased $40.8 million or 12.5 percent (annualized) since year-end 2016.
At March 31, 2017, deposits were $1.30 billion, an increase of $5.7 million, or 0.4 percent, since year end 2016. During Q1 2017, checking deposits and savings deposits increased by $15.4 million or 3.7 percent and $5.2 million, or 1.5 percent while time deposits declined $14.9 million or 2.7 percent.
Shareholders’ equity was $153.6 million as of March 31, 2017 compared to $155.4 million December 31, 2016. Tangible book value per common share decreased to $13.03 at March 31, 2017 compared to $13.20 at December 31, 2016. Summit had 10,750,477 outstanding common shares at Q1 2017 quarter end compared to 10,736,970 at year end 2016.
Asset Quality
As of March 31, 2017, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $38.4 million, or 2.16 percent of assets. This compares to $39.1 million, or 2.22 percent of assets at the linked quarter, and $40.1 million, or 2.66 percent of assets, at first quarter 2016.
First quarter 2017 net loan charge-offs were $207,000, or 0.06 percent of average loans on an annualized basis, compared to net loan charge-offs of $407,000 for the first quarter of 2016. The allowance for loan losses stood at $11.7 million, or 0.90 percent of total loans at March 31, 2017, compared to 0.88 percent at year-end 2016.
About Summit
Summit Financial Group, Inc. is a $2.1 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2017 vs Q1 2016
	For the Quarter Ended		Percent
Dollars in thousands	3/31/2017	3/31/2016	Change
Condensed Statements of Income (unaudited)
Interest income
Loans, including fees	$15,671	$13,436	16.6%
Securities	1,851	1,726	7.2%
Other	152	3	n/a
Total interest income	17,674	15,165	16.5%
Interest expense
Deposits	2,390	2,170	10.1%
Borrowings	1,654	1,216	36.0%
Total interest expense	4,044	3,386	19.4%

Net interest income	13,630	11,779	15.7%
Provision for loan losses	250	250	—%
Net interest income after provision for loan losses	13,380	11,529	16.1%

Noninterest income
Insurance commissions	968	924	4.8%
Service fees related to deposit accounts	1,168	978	19.4%
Realized securities (losses) gains	(58)	393	n/a
Other income	501	511	-2.0%
Total noninterest income	2,579	2,806	-8.1%
Noninterest expense
Salaries and employee benefits	5,187	4,682	10.8%
Net occupancy expense	567	540	5.0%
Equipment expense	735	656	12.0%
Professional fees	285	472	-39.6%
Amortization of intangibles	97	50	94.0%
FDIC premiums	210	300	-30.0%
Merger-related expenses	109	112	-2.7%
Foreclosed properties expense	104	124	-16.1%
(Gain) on sales of foreclosed properties	(156)	(6)	n/a
Write-downs of foreclosed properties	418	109	283.5%
Litigation settlement	9,900	—	n/a
Other expenses	1,560	1,515	3.0%
Total noninterest expense	19,016	8,554	122.3%
(Loss) income before income taxes	(3,057)	5,781	n/a
Income tax (benefit) expense	(1,441)	1,719	n/a
Net (loss) income	$(1,616)	$4,062	n/a

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2017 vs Q1 2016

	For the Quarter Ended		Percent
	3/31/2017	3/31/2016	Change
Per Share Data
Earnings per common share
Basic	$-0.15	$0.38	n/a
Diluted	$-0.15	$0.38	n/a

Cash dividends	$0.11	$0.10	10.0%

Average common shares outstanding
Basic	10,738,365	10,671,856	0.6%
Diluted	10,738,365	10,679,301	0.6%

Common shares outstanding at period end	10,750,477	10,681,880	0.6%

Performance Ratios
Return on average equity	-4.11%	11.10%	n/a
Return on average tangible equity	-4.51%	11.70%	n/a
Return on average assets	-0.37%	1.08%	n/a
Net interest margin	3.54%	3.50%	1.1%
Efficiency ratio (A)	51.16%	55.93%	-8.5%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Condensed Statements of Income (unaudited)
Interest income
Loans, including fees	$15,671	$15,780	$14,142	$13,622	$13,436
Securities	1,851	1,796	1,759	1,656	1,726
Other	152	161	5	5	3
Total interest income	17,674	17,737	15,906	15,283	15,165
Interest expense
Deposits	2,390	2,430	2,209	2,154	2,170
Borrowings	1,654	1,850	1,659	1,395	1,216
Total interest expense	4,044	4,280	3,868	3,549	3,386

Net interest income	13,630	13,457	12,038	11,734	11,779
Provision for loan losses	250	—	—	250	250
Net interest income after provision for loan losses	13,380	13,457	12,038	11,484	11,529

Noninterest income
Insurance commissions	968	992	1,016	1,090	924
Service fees related to deposit accounts	1,168	1,194	1,138	1,059	978
Realized securities gains (losses)	(58)	291	61	383	393
Other income	501	521	534	513	511
Total noninterest income	2,579	2,998	2,749	3,045	2,806
Noninterest expense
Salaries and employee benefits	5,187	5,308	4,819	4,764	4,682
Net occupancy expense	567	522	525	512	540
Equipment expense	735	700	716	686	656
Professional fees	285	344	270	429	472
Amortization of intangibles	97	97	50	50	50
FDIC premiums	210	75	200	300	300
Merger-related expenses	109	588	80	153	112
Foreclosed properties expense	104	97	100	93	124
(Gain) on sales of foreclosed properties	(156)	(465)	(168)	(276)	(6)
Write-downs of foreclosed properties	418	165	134	259	109
Litigation settlement	9,900	—	—	—	—
Other expenses	1,560	1,961	1,693	1,467	1,515
Total noninterest expense	19,016	9,392	8,419	8,437	8,554
(Loss) income before income taxes	(3,057)	7,063	6,368	6,092	5,781
Income tax (benefit) expense	(1,441)	2,353	2,087	1,849	1,719
Net (loss) income	$(1,616)	$4,710	$4,281	$4,243	$4,062

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Per Share Data
Earnings per common share
Basic	$-0.15	$0.44	$0.40	$0.40	$0.38
Diluted	$-0.15	$0.44	$0.40	$0.40	$0.38

Cash dividends	$0.11	$0.10	$0.10	$0.10	$0.10

Average common shares outstanding
Basic	10,738,365	10,710,164	10,692,423	10,681,995	10,671,856
Diluted	10,738,365	10,762,445	10,727,140	10,701,017	10,679,301

Common shares outstanding at period end	10,750,477	10,736,970	10,701,841	10,692,320	10,681,880

Performance Ratios
Return on average equity	-4.11%	12.22%	11.29%	11.49%	11.10%
Return on average tangible equity	-4.51%	13.42%	11.86%	12.10%	11.70%
Return on average assets	-0.37%	1.07%	1.08%	1.10%	1.08%
Net interest margin	3.54%	3.34%	3.32%	3.40%	3.50%
Efficiency ratio - (A)	51.16%	56.67%	53.30%	55.35%	55.93%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Assets
Cash and due from banks	$19,326	$4,262	$25,067	$4,161	$4,005
Interest bearing deposits other banks	38,895	42,354	9,432	8,897	12,655
Securities	282,028	266,542	262,102	261,633	271,515
Loans, net	1,292,915	1,307,862	1,234,605	1,166,723	1,096,790
Property held for sale	23,491	24,504	24,767	23,425	24,684
Premises and equipment, net	26,377	23,737	21,802	21,405	21,589
Goodwill and other intangible assets	13,587	13,652	7,348	7,398	7,448
Cash surrender value of life insurance policies	39,412	39,143	38,504	38,246	37,989
Other assets	40,411	36,591	34,009	33,293	31,893
Total assets	$1,776,442	$1,758,647	$1,657,636	$1,565,181	$1,508,568

Liabilities and Shareholders' Equity
Deposits	$1,301,241	$1,295,519	$1,156,785	$1,096,545	$1,094,544
Short-term borrowings	228,868	224,461	234,657	205,552	153,448
Long-term borrowings and subordinated debentures	65,804	66,259	93,735	94,214	94,692
Other liabilities	26,910	17,048	18,640	18,201	19,755
Shareholders' equity	153,619	155,360	153,819	150,669	146,129
Total liabilities and shareholders' equity	$1,776,442	$1,758,647	$1,657,636	$1,565,181	$1,508,568

Book value per common share	$14.29	$14.47	$14.37	$14.09	$13.68
Tangible book value per common share	$13.03	$13.20	$13.69	$13.40	$12.98
Tangible common equity to tangible assets	7.9%	8.1%	8.9%	9.2%	9.2%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Summit Financial Group, Inc.
CET1 Risk-based Capital	10.3%	10.5%	11.1%	11.5%	11.9%
Tier 1 Risk-based Capital	11.5%	11.8%	12.4%	12.9%	13.5%
Total Risk Based Capital	12.3%	12.6%	13.3%	13.8%	14.5%
Tier 1 Leverage Ratio	9.4%	9.4%	10.4%	10.5%	10.7%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.6%	11.9%	12.5%	13.0%	13.6%
Tier 1 Risk-based Capital	11.6%	11.9%	12.5%	13.0%	13.6%
Total Risk Based Capital	12.4%	12.7%	13.4%	13.9%	14.5%
Tier 1 Leverage Ratio	9.4%	9.5%	10.5%	10.6%	10.7%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Commercial	$134,808	$119,088	$110,466	$101,521	$101,743
Mortgage warehouse lines	30,217	85,966	108,983	80,282	—
Commercial real estate
Owner occupied	217,733	203,047	192,254	190,534	202,680
Non-owner occupied	401,795	381,921	367,196	348,099	353,350
Construction and development
Land and development	68,079	72,042	65,430	65,702	66,483
Construction	16,511	16,584	11,276	8,506	7,997
Residential real estate
Non-jumbo	266,140	265,641	228,777	225,919	221,368
Jumbo	60,780	65,628	57,276	52,105	50,057
Home equity	75,299	74,596	75,161	75,904	74,097
Consumer	24,440	25,534	19,756	19,520	19,095
Other	8,831	9,489	9,649	10,008	11,235
Total loans, net of unearned fees	1,304,633	1,319,536	1,246,224	1,178,100	1,108,105
Less allowance for loan losses	11,718	11,674	11,619	11,377	11,315
Loans, net	$1,292,915	$1,307,862	$1,234,605	$1,166,723	$1,096,790

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Non interest bearing checking	$152,086	$149,737	$122,652	$120,845	$122,378
Interest bearing checking	275,678	262,591	212,172	205,095	210,878
Savings	342,548	337,348	321,563	306,785	286,695
Time deposits	530,929	545,843	500,398	463,820	474,593
Total deposits	$1,301,241	$1,295,519	$1,156,785	$1,096,545	$1,094,544

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Gross loan charge-offs	$315	$400	$331	$263	$561
Gross loan recoveries	(108)	(456)	(573)	(75)	(154)
Net loan charge-offs (recoveries)	$207	$(56)	$(242)	$188	$407

Net loan charge-offs to average loans (annualized)	0.06%	-0.02%	-0.09%	0.07%	0.15%
Allowance for loan losses	$11,718	$11,674	$11,619	$11,377	$11,315
Allowance for loan losses as a percentage of period end loans	0.90%	0.88%	0.93%	0.97%	1.02%

Nonperforming assets:
Nonperforming loans
Commercial	$226	$298	$846	$399	$430
Commercial real estate	4,734	4,844	4,867	5,773	6,140
Residential construction and development	3,936	4,465	4,360	5,400	5,467
Residential real estate	5,886	4,815	4,174	3,531	3,248
Consumer	162	152	169	91	121
Total nonperforming loans	14,944	14,574	14,416	15,194	15,406
Foreclosed properties
Commercial real estate	1,749	1,749	1,749	976	976
Commercial construction and development	8,276	8,610	8,664	8,708	8,717
Residential construction and development	12,635	13,265	13,741	12,989	13,808
Residential real estate	831	880	613	752	1,183
Total foreclosed properties	23,491	24,504	24,767	23,425	24,684
Other repossessed assets	12	12	12	38	—
Total nonperforming assets	$38,447	$39,090	$39,195	$38,657	$40,090

Nonperforming loans to period end loans	1.15%	1.10%	1.16%	1.29%	1.39%
Nonperforming assets to period end assets	2.16%	2.22%	2.36%	2.47%	2.66%

Troubled debt restructurings
Performing	$28,183	$28,066	$28,287	$27,750	$29,452
Nonperforming	719	564	863	2,133	897
Total troubled debt restructurings	$28,902	$28,630	$29,150	$29,883	$30,349

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

Commercial	$162	$175	$405	$422	$465
Commercial real estate	2,758	434	626	214	920
Construction and development	291	552	235	520	218
Residential real estate	2,924	5,517	2,941	4,763	3,055
Consumer	155	375	144	177	73
Other	17	14	13	12	14
Total	$6,307	$7,067	$4,364	$6,108	$4,745

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2017 vs Q1 2016
	Q1 2017			Q1 2016
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,278,386	$15,549	4.93%	$1,089,083	$13,291	4.91%
Tax-exempt	13,292	186	5.68%	15,824	220	5.59%
Securities
Taxable	186,332	1,128	2.46%	209,365	1,083	2.08%
Tax-exempt	95,300	1,112	4.73%	79,314	974	4.94%
Interest bearing deposits other banks and Federal funds sold	40,698	152	1.51%	8,092	3	0.15%
Total interest earning assets	1,614,008	18,127	4.55%	1,401,678	15,571	4.47%

Noninterest earning assets
Cash & due from banks	4,631			3,762
Premises & equipment	24,504			21,594
Other assets	98,253			89,642
Allowance for loan losses	(11,761)			(11,562)
Total assets	$1,729,635			$1,505,114

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$262,849	$148	0.23%	$209,733	$83	0.16%
Savings deposits	339,930	625	0.75%	277,396	506	0.73%
Time deposits	540,692	1,616	1.21%	471,597	1,581	1.35%
Short-term borrowings	196,946	995	2.05%	168,548	240	0.57%
Long-term borrowings and subordinated debentures	66,146	660	4.05%	95,052	976	4.13%
Total interest bearing liabilities	1,406,563	4,044	1.17%	1,222,326	3,386	1.11%

Noninterest bearing liabilities
Demand deposits	148,286			120,464
Other liabilities	17,700			15,928
Total liabilities	1,572,549			1,358,718

Shareholders' equity - common	157,086			146,396
Total liabilities and shareholders' equity	$1,729,635			$1,505,114

NET INTEREST EARNINGS		$14,083			$12,185

NET INTEREST MARGIN			3.54%			3.50%